UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain.

On December 18, 2023, the Board of Directors (the “Board”) of Evolution Petroleum Corporation (the “Company”) approved the appointment of Kelly M. Beatty as Chief Accounting Officer, effective January 1, 2024 (the “Effective Date”).

Ms. Beatty, 40, has been serving as Principal Accounting Officer since December 2022 and has served as the Company’s Controller since February 2022. Ms. Beatty is a certified public accountant in the State of Texas, and, prior to joining the Company in February 2022, she was the Controller at QuarterNorth Energy, a privately held offshore oil and gas company, from July 2019 through February 2022. She also spent 10 years in financial reporting positions with other public oil and gas companies. She was the Senior Manager of Financial Reporting at Halcon Resources Corporation from December 2012 through July 2019 and the Manager of Financial Reporting at Petrohawk Energy Corporation from December 2009 through December 2012.  Ms. Beatty began her career in 2006 in the assurance practice at Ernst & Young LLP.  She received Masters of Science and Bachelor of Business Administration degrees in Accounting from Texas A&M University at College Station.

On the Effective Date of her appointment as Chief Accounting Officer, Ms. Beatty will receive an annual base salary of $230,000 and be eligible to participate in the Company’s annual short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). Ms. Beatty’s annual STIP award for 2024 will have a target of 35% of her base salary and will be subject to achievement of certain individual and performance goals. Ms. Beatty’s annual LTIP award for 2024 will be 45% of her base salary, a portion of which will be time vested shares and a portion of which are subject to performance goals. In connection with her appointment, Ms. Beatty will be awarded 5,500 restricted shares of the Company’s common stock, in accordance with the Equity-Based Incentive Grant Policy, to supplement the shares issued in September 2023 for her original LTIP award for 2024.

Ms. Beatty does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Ms. Beatty had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: December 21, 2023	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer